UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2022

PLUG POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34392	22-3672377
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 782-7700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Kimberly A. Harriman

On July 26, 2022, Kimberly A. Harriman, a Class III director of the Board of Directors (the “Board”) of Plug Power Inc. (the “Company”), and a member of the Company’s Audit Committee of the Board, notified the Company of her decision to resign from the Board effective immediately. Ms. Harriman has served on the Board since February 2021. Ms. Harriman’s decision to resign from the Board is due to her professional commitments as Senior Vice President - State Government Affairs & Communications of Avangrid, Inc. and not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company wishes to express its gratitude to Ms. Harriman for her contributions to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: July 26, 2022	By:	/s/ Gerard L. Conway, Jr.
	Name:	Gerard L. Conway, Jr.
	Title:	General Counsel